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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Furr's/Bishop's, Incorporated:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. The report of KPMG Peat Marwick LLP covering the December 31, 1996 consolidated financial statements refers to a change in method of accounting, effective January 2, 1996, for impairment of long-lived assets and for long-lived assets to be disposed of to conform to Statement of Financial Accounting Standards No. 121.

                                            KPMG PEAT MARWICK LLP

Dallas, Texas
October 27, 1997